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                                  EXHIBIT 24.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees
The Rouse Company Incentive Compensation Statutory Trust and
The Board of Directors
The Rouse Company:

      We consent to the incorporation herein by reference of our report dated February 24, 2000, relating to the combined consolidated financial statements and related schedules of Real Estate Ventures owned by The Rouse Company Incentive Compensation Statutory Trust and The Rouse Company as of December 31, 1999 and 1998 and for the years then ended which report appears in the December 31, 1999 Annual Report on Form 10-K of The Rouse Company.


                                              /s/ KPMG LLP
                                       ______________________________
                                                  KPMG LLP

Baltimore, Maryland
January 30, 2001